UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)  December 12, 2018

MEDCAREERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4580 N Rancho Dr #130, Las Vegas, NV 89130

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 510-5866

6515 Goodman Rd, #258, Olive Branch, Mississippi 38654

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [   ]

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 12, 2018, the Board of Directors of MEDCAREERS GROUP, INC., a Nevada corporation (hereinafter called the “Company”), determined that the operations of Nurses Lounge, Inc., a wholly-owned subsidiary of the Company (the “Subsidiary”) did not fit the business model of the Company.

Timothy Armes, the Chief Executive Officer of the Company, various debt holders and Series A Preferred Stockholders indicated a willingness and desire to acquire the Subsidiary from the Company under the following terms and conditions:

1.	The Company shall transfer 100% of the ownership of the Subsidiary to the Nurses Lounge Holdings, Inc. (held by various shareholders and debt holders of the Company) effective immediately;

2.	The Buyer shall assume all debt and other obligations associated with the Subsidiary at the time of ownership transfer.

3.	The Buyer shall provide a written indemnification to the Company covering all liabilities associated with the past and future operations of the Subsidiary.

4.	The Buyer shall cancel exactly 322,000 shares of Series A Preferred Stock, 40 million shares of common stock and $533,071 worth of existing debt in the Company;

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Spinoff Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2018

MEDCAREERS GROUP, INC.

By: /s/ Timothy Armes

Timothy Armes

Director